EXHIBIT 10.25

Strategic Action Committee Incentive Program Summary

Purpose

The purpose of the Strategic Action Committee Incentive Program (the “Program”) is to provide eligible executives with a financial incentive, encouraging them to perform in a manner which will enable the Company’s Strategic Action Committees to meet or exceed their performance objectives each fiscal year.

Administration

The Program is administered by the Kohl’s Board of Directors Compensation Committee (the “Compensation Committee”).

Eligibility and Participation

Executive Committee members designated by the Compensation Committee are eligible to participate in the Program, and will receive an incentive award upon the achievement of certain performance targets tied to the officers’ work on one of Kohl’s corporate strategic action committees.

Eligible executives who serve on a designated strategic action committee for the full fiscal year are eligible to participate in the Program. An executive newly hired or promoted into an eligible position during a fiscal year for which an incentive payment is made will have his/her award prorated from the date of hire or promotion to the close of the fiscal year.

Except as otherwise determined by the Compensation Committee, a Program participant shall receive no award with respect to the fiscal year in which the participant’s employment with Kohl’s terminates for any reason prior to the last day of the fiscal year. A participant shall not forfeit a Program award if the participant’s employment terminates after the end of the applicable fiscal year but prior to the distribution of the award for such year.

Performance Requirements and Awards

In order for awards to be made to any Program participant, the strategic action committee on which the participant serves must have achieved one or more performance targets established by the Committee at the beginning of the year. The Compensation Committee may establish various levels of performance targets with corresponding payouts. The Compensation Committee may also require any one or more corporate performance objectives that must be met before any awards are paid pursuant to the Program. Corporate and specific committee performance targets will be determined by the Compensation Committee at the beginning of each fiscal year and communicated to participants as soon as practicable.

At the end of each fiscal year, the Compensation Committee shall review the actual performance of each strategic action committee and certify whether the various performance targets have been achieved. Awards are payable to Program participants following this certification. The amount of each award shall be determined based upon the level of the performance targets achieved, and is calculated based upon a percentage of each participant’s base pay, as determined by the Compensation Committee at the beginning of the year.